As filed with the Securities and Exchange Commission on January 26, 2009.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

ZBB ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1987014 (I.R.S. Employer Identification No.)

N93 W14475 Whittaker Way

Menomonee Falls, Wisconsin 53051

(262) 253-9800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies to:

Scott W. Scampini

Chief Financial Officer

ZBB Energy Corporation

N93 W14475 Whittaker Way

Menomonee Falls, Wisconsin 53051

(262) 253-9800

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Dennis F. Connolly Michael J. Conmey Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 (414) 273-3500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]
Smaller reporting company [ X ]		(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock ($0.01 par value per share)	(1)	(2)	$10,000,000	$393.00

ZBB hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until ZBB shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

(1)

There is being registered hereunder an indeterminate number of shares of our common stock as may from time to time be sold hereunder.

(2)

The proposed maximum offering price per share will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)

The common stock registered hereunder shall have an aggregate initial offering price not to exceed $10,000,000.  The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)

The registration fee of $393.00 will be deducted from ZBB’s current balance of $603.40 relating to fees previously remitted to the SEC.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 26, 2009

ZBB ENERGY CORPORATION

$10,000,000

Common Stock

We may offer and sell from time to time shares of our common stock in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $10,000,000.  Each time we offer common stock, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell common stock without a prospectus supplement.

The common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any common stock, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed.  We may not sell the common stock until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell the common stock and is not soliciting an offer to buy the common stock in any state where the offer or sale is not permitted.

Our common stock is traded on the NYSE Alternext US (formerly the American Stock Exchange) under the symbol “ZBB.”  As of January 22, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $11,537,227, based on 10,512,283 shares of outstanding common stock, of which 10,032,371 shares are held by non-affiliates, and a per share price of $1.15 based on the closing sale price of our common stock as quoted on the NYSE Alternext US on January 22, 2009.  As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves significant risks.  We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.  See “Risk Factors” on page 2.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________

This prospectus is dated January __, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may offer from time to time shares of our common stock up to a total dollar amount of $10,000,000.  This prospectus provides you with a general description of our common stock.  Each time we offer common stock, we will provide a prospectus supplement that describes the terms of the offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about our common stock.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.

We may sell our common stock to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our common stock.  The prospectus supplement, which we will provide each time we offer common stock, will set forth the names of any underwriters, dealers or agents involved in the sale of the common stock, and any related fee, commission or discount arrangements.  See “Plan of Distribution.”

ABOUT ZBB ENERGY CORPORATION

In this prospectus, the terms “ZBB,” “the Company,” “we,” “us,” and “our” refer to ZBB Energy Corporation.

We design, develop, manufacture and distribute energy storage systems under the trade names ZESS 50 and ZESS 500.  Our ZESS systems are built using a proprietary process based upon our zinc-bromide rechargeable electrical energy storage technology.  The modular nature of our zinc-bromide regenerative fuel cells allows it to be sized and packaged into fully customized, large format energy storage systems.  Our systems combine these modules with computer hardware and software that interface with a customer’s power source to recharge during off peak times and discharge power as needed.  We have designed this system to meet a number of significant market applications, including:

•

Load management for generation, transmission and distribution utilities, energy service companies and large commercial and industrial customers, which allows these companies to use stored energy to meet their customers’ energy demands during peak periods of usage or other designated times

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Storage of wind, hydro (water) and solar energy production (often referred to as “renewable energy”) in both grid connected and grid independent environments

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Uninterruptible power supply and power quality protection from voltage, current or frequency deviations for both commercial and industrial customers

Our energy storage systems are protected by U.S. and international patents and trade secrets law covering certain aspects of our manufacturing process and our zinc-bromine technology.  We have been granted 16 patents to date and have three additional patent applications pending.  Our systems compete with both traditional energy storage technologies, such as lead acid batteries, as well as emerging energy storage technologies, such as vanadium redox and sodium sulfur batteries.  For our target markets, we believe our product has a significant advantage over competing products and technologies in terms of:

•

Superior technical attributes in terms of the amount of energy that can be stored in a system of a given weight and size or “energy density” (sometimes measured in Watt Hours per Kilogram or Wh/kg), recharge cycle and overall cycle life

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Competitive cost, based on dollars per Kilowatt Hours (kWh), as well as life of the module components

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Demonstrated commercial manufacturing capability of functioning product in the United States

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Modular construction allowing portable applications of varying size, as compared to the large scale, fixed site emerging alternatives.

More information about us is available through our website at http://www.zbbenergy.com.  The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.  Our principal executive offices are located at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

RISK FACTORS

Investing in our common stock involves significant risks.  Before making an investment decision, you should carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our common stock.  Our business, financial condition or results of operations could be materially and adversely affected by any of these risks.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any statement that is not a statement of historical fact may be deemed a forward-looking statement.  For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.”  These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus.  You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference.  We do not assume any obligation to update any forward-looking statements made by us.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of common stock offered by us for general corporate purposes, which may include working capital and/or capital expenditures.  We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  We may set forth additional information on the use of net proceeds from the sale of common stock we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF COMMON STOCK

The following brief description of our common stock is only a summary.  It is subject in all respects to applicable Wisconsin law and to the provisions of our restated articles of incorporation and our by-laws, copies of which have been filed with the SEC, to which you should refer for more complete information.

We are authorized to issue 150,000,000 shares of common stock, par value $0.01.  As of the date of this prospectus, 10,512,283 shares of common stock are outstanding.

Voting Rights.  Subject to Section 180.1150(2) of the Wisconsin Business Corporation Law (the “WBCL”), holders of common stock are entitled to one vote for each share of common stock held by them on all matters to be voted upon by the shareholders, including the election of directors.  Holders of common stock are not entitled to cumulative voting rights in the election of directors.  Directors are elected by a plurality of the votes cast.  Generally, unless a greater vote is required by our articles of incorporation, our by-laws or Wisconsin law, all other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then-outstanding preferred stock.

Classified Board of Directors.  Our articles of incorporation provide for a classified board staggered into three classes.  Directors are appointed to a class having three year terms and shareholders may only appoint up to two new directors in any year.  As a result of this classified board structure, a maximum of only one-third of directors can be replaced in any year which will discourage any attempted takeover, and would delay a change of control in our board that was not approved by our existing board members.

Dividends.  Our board of directors, may, in its discretion, declare and pay dividends on the common stock out of earnings or assets legally available for the payment of dividends, subject to other restrictions under Wisconsin law.  Because we are a holding company, our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.  Moreover, various financing arrangements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of dividends, loans or advances.  We do not expect to pay cash dividends on our common stock, but instead, intend to utilize available cash to support the development and expansion of our business.  There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

Liquidation and Dissolution.  Subject to the rights of the holders of any series of preferred stock that may be outstanding, if we are liquidated, any amounts remaining after the payment of liabilities will be paid pro rata to the holders of the common stock.

Supermajority Voting Requirements, Articles of Incorporation and By-laws.  Our articles of incorporation and our by-laws may not be amended, altered or repealed unless at least three-quarters of the shares of common stock cast at a meeting of shareholders duly called for such purpose are voted in favor of such action.

Other Matters.  Holders of common stock are not entitled to any preemptive, conversion or redemption rights.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer and sell the common stock registered hereby up to this maximum amount.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•

to or through underwriters or dealers;

•

directly to purchasers, including our affiliates;

•

through agents;

•

through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•

through a combination of any of these methods of sale.

We may distribute the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our common stock, including some or all of the following:

•

the amount of common stock we are offering;

•

the purchase price of our common stock being offered and the net proceeds we will receive from the sale;

•

the method of distribution of the common stock we are offering;

•

 the name or names of any agents, underwriters or dealers;

•

any over-allotment options under which underwriters may purchase additional common stock from us;

•

any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•

any discounts or concessions allowed or reallowed or paid to dealers; and

•

any securities exchanges on which the common stock may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of common stock offered by this prospectus, the underwriters will acquire the common stock for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the common stock from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the common stock in order to facilitate transactions in any of our common stock, including other public or private transactions and short sales. Underwriters may offer the common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered common stock if they purchase any. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the common stock, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to the common stock.

Sale Through Dealers

If we use dealers in the sale of the common stock offered by this prospectus, we or an underwriter will sell the common stock to them as principals. The dealers may then resell the common stock to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the common stock offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the common stock.  The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Common stock also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of the common stock.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase the common stock at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NYSE Alternext US.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE Alternext US, subject to official notice of issuance. Any underwriters that we use in the sale of our common stock may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the common stock will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the common stock. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the common stock. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the common stock, hold or resell common stock acquired and purchase options or futures on the common stock and other derivative instruments with returns linked to or related to changes in the price of the common stock. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the common stock to the public, including short sales, or by lending the common stock in order to facilitate short sale transactions by others. The underwriters or agents also may use the common stock purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the common stock or close out any related open borrowings of the common stock.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements as of June 30, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years ended June 30, 2008, 2007 and 2006 incorporated in this prospectus by reference from our Annual Reports on Form 10-KSB for the fiscal years ended June 30, 2008 and 2007 have been audited by PKF, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street,

N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act.):

•

our annual report on Form 10-KSB for the fiscal year ended June 30, 2008;

•

our quarterly report on Form 10-Q for the quarter ended September 30, 2008;

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our current reports on Form 8-K dated October 1, 2008 and December 1, 2008;

•

our annual report on Form 10-KSB for the fiscal year ended June 30, 2007; and

•

the description of our common stock contained in Amendment No. 2 to our registration statement on Form SB-2 filed with the SEC on October 19, 2007.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the common stock offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

ZBB Energy Corporation

N93 W14475 Whittaker Way

Menomonee Falls, Wisconsin 53051

(262) 253-9800

ZBB ENERGY CORPORATION

$10,000,000

Common Stock

_________________________________

Prospectus

_________________________________

January __, 2009

_________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expense of Issuance and Distribution.

The following table sets forth the expenses incurred by ZBB in connection with the offering of the common stock being registered.  All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$393
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Transfer agent fees	2,000
Miscellaneous expenses	2,000
Total	29,393

____________

Item 15.  Indemnification of Directors and Officers.

Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.  A corporation's obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney's and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation's articles of incorporation or by-laws or by written agreement, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners:  (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Sections 180.0850 to 180.0859 of the WBCL are not exclusive.  A corporation may expand an officer's or director's right to indemnification (i) in its articles of incorporation or by-laws; (ii) by written agreement between the director or officer and the corporation; (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation's voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, ZBB has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions with certain exceptions.  In particular, Article V of ZBB’s By-Laws provides (i) that an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited, and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

ZBB’s officers and directors are also covered by officers' and directors' liability insurance.

Item 16.  Exhibits.

1.1*	Form of Underwriting Agreement, if any
4.1	Form of stock certificate filed as exhibit to Amendment No. 3 to the Registration Statement on Form SB-2 of the Company, as filed on April 13, 2007 (File No. 333-138243)
4.2	Articles of Incorporation of ZBB Energy Corporation, as amended, filed as exhibit to the Registration Statement on Form SB-2 of the Company, as filed on October 27, 2006 (File No. 333-138243)
4.3	Amended By-laws of ZBB Energy Corporation filed as exhibit to Amendment No. 3 to the Registration Statement on Form SB-2 of the Company, as filed on April 13, 2007 (File No. 333-138243)
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of PKF, Certified Public Accountants, A Professional Corporation
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
24.1	Powers of Attorney of directors of the Company

_____________

*

To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.

Item 17.  Undertakings.

a.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, on January 23, 2009.

ZBB ENERGY CORPORATION

(Registrant)

By:

/s/ Robert J. Parry

Robert J. Parry

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Robert J. Parry	Date: January 23, 2009
Robert J. Parry Chief Executive Officer (Principal Financial Officer)
Date: January 23, 2009
/s/ Scott W. Scampini
Scott W. Scampini Chief Financial Officer (Principal Financial and Accounting Officer)

Directors:

Robert J. Parry, William A. Mundell, Richard A. Payne, Manfred E. Birnbaum

By: /s/ Robert J. Parry	Date: January 23, 2009
Robert J. Parry, As Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement, if any
4.1	Form of stock certificate filed as exhibit to Amendment No. 3 to the Registration Statement on Form SB-2 of the Company, as filed on April 13, 2007 (File No. 333-138243)
4.2	Articles of Incorporation of ZBB Energy Corporation, as amended, filed as exhibit to the Registration Statement on Form SB-2 of the Company, as filed on October 27, 2006 (File No. 333-138243)
4.3	Amended By-laws of ZBB Energy Corporation filed as exhibit to Amendment No. 3 to the Registration Statement of the Company, as filed on April 13, 2007 (File No. 333-138243)
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of PKF, Certified Public Accountants, A Professional Corporation
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
24.1	Powers of Attorney of directors of the Company

______________

*

To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.